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                                                                     Exhibit 8.1

January 9, 1997


Bombardier Credit Receivables Corporation
P.O. Box 5544
Burlington, VT 05402

Bombardier Capital Inc.
1600 Mountain View Drive
Colchester, Vermont  05446


               Re: Bombardier Receivables Master Trust I-- Registration Statement on Form S-1 filed with the Securities and Exchange Commission (File No. 333-14431)
                         --------------------------------------------


Ladies and Gentlemen:

We have acted as special tax counsel to Bombardier Credit Receivables Corporation, a Delaware corporation (the "Company"), in connection with the proposed issuance by Bombardier Receivables Master Trust I, a trust formed pursuant to the Pooling and Servicing Agreement dated as of January 1, 1994, as heretofore and herewith amended as supplemented, among the Company, as depositor, Bombardier Capital Inc., as servicer, and Bankers Trust Company, as Trustee, of asset-backed certificates in a public offering being registered with the Securities and Exchange Commission under the United States Securities Act of 1933, as amended (the "Securities Act"), pursuant to a registration statement of the Company on Form S-1 (Registration No. 333-14431), as amended to the date hereof (the "Registration Statement"). Capitalized terms used herein and not otherwise defined herein have the respective meanings ascribed to them in the Registration Statement.

In connection with the foregoing, we have examined originals or copies satisfactory to us of all such corporate records, agreements, instruments and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. We understand and assume that (i) any agreement which we have examined will represent the valid and binding obligation of the respective parties thereto, enforceable in accordance with its respective terms, and the entire agreement between the parties with respect to
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January 9, 1997
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the subject matter thereof, (ii) the parties to each such agreement will comply with all of their respective covenants, agreements and undertakings contained therein, and (iii) the transactions provided for by each such agreement will be carried out in accordance with its terms.

Our opinion is based upon existing United States federal income tax laws, regulations, administrative pronouncements and judicial decisions. All such authorities are subject to change, either prospectively or retroactively. No assurance can be provided as to the effect of any such change upon our opinion.

Based upon and subject to the foregoing, we hereby confirm the opinion referred to in the Registration Statement in the first sentence under the heading "Certain Federal Income Tax Consequences - Characterization of the Certificates and the Trust" and, furthermore, we are of the opinion that the descriptions of matters of law and legal conclusions set forth in the Registration Statement under the heading "Certain Federal Income Tax Consequences" are correct in all material respects. While such descriptions discuss the material anticipated United States federal income tax consequences applicable to certain Series 1997-1 Certificateholders, they do not purport to discuss all federal income tax consequences and our opinion is limited to those federal income tax consequences specifically discussed therein.

In giving the foregoing opinion, we express no opinion other than as to the federal income tax law of the United States of America.

We are furnishing this letter in our capacity as special tax counsel to the Company and this letter is not to be used, circulated, quoted or otherwise referred to for any other purpose, except as set forth below.

We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and we further consent to the use of our name under the caption "Certain Federal Income Tax Consequences" in the Registration Statement. In giving such consent, we do not thereby concede that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Commission issued thereunder or that we are "experts" within the meaning of such act, rules and regulations.

Very truly yours,

/s/ Morgan, Lewis & Bockius LLP